EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PATIENT SAFETY TECHNOLOGIES SHAREHOLDERS APPROVE MERGER WITH STRYKER CORPORATION
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IRVINE, CA, March 21, 2014 – Patient Safety Technologies, Inc. (OTCBB:PSTX, OTCQB:PSTX) (“PST” or the “Company”) today announced that PST stockholders voted at a special meeting of stockholders held today to approve the adoption of the Agreement and Plan of Merger (the “Merger Agreement”) providing for the merger of PST with and into a wholly owned subsidiary of Stryker Corporation (NYSE: SYK).  Based on a tabulation of the stockholder vote, approximately 99% of all votes cast, which represents approximately 80% of all outstanding shares on February 24, 2014, the record date for the special meeting, were voted in favor of the merger.  PST stockholders also approved the proposal to approve, on an advisory (non-binding) basis, specified compensation payable to the Company’s named executive officers in connection with the merger.

Under the terms of the Merger Agreement, at the closing of the merger PST stockholders will receive: (i) $2.22 in cash per share of common stock of the Company, (ii) $100.00 in cash per share of Series A Convertible Preferred Stock of the Company and (iii) $296.00 in cash per share of Series B Convertible Preferred Stock of the Company.  The parties anticipate that the transaction will close on March 24, 2014.

About PST and SurgiCount Medical, Inc.
Patient Safety Technologies, Inc. (OTCBB:PSTX, OTCQB:PSTX) through its wholly owned operating subsidiary SurgiCount Medical, Inc., provides the Safety-Sponge® System, a solution clinically proven to improve patient safety and reduce healthcare costs by helping eliminate retained surgical sponges.

Contacts
Patient Safety Technologies, Inc.
949-387-2277
www.surgicountmedical.com

Forward-Looking Statements
Statements in this press release regarding the Company’s business that are not historical facts are "forward-looking statements" (within the meaning of Section 21E of the Securities Exchange Act of 1934) that involve risks and uncertainties. Forward-looking statements reflect the Company’s management's current views with respect to future events and financial performance; however, you should not put undue reliance on these statements.  When used, the words "anticipates," "believes," "expects," "intends," "future," and other similar expressions, without limitation, identify forward-looking statements.  These statements include those related to the expected benefits of the merger and the expected closing of the merger. Forward-looking statements are not guarantees of future performance and are inherently subject to risks and uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements.  These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Stryker acquisition agreement, (2) the failure to satisfy any of the closing conditions, (3) risks related to disruption of management's attention from the Company’s ongoing business operations due to the Stryker transaction and (4) the effect of the announcement of the Stryker transaction on the Company’s ability to retain and hire key personnel and maintain relationships with the Company’s customers, suppliers and others with whom the Company does business, or on the Company’s operating results and business generally.  These risks and uncertainties also include but are not limited to: the Company’s ability to implement in all hospitals within the larger hospitals organizations with which the Company has agreements, the Company’s ability to implement in those hospitals with which the Company has scheduled implementations, the early stage of adoption of the Company’s Safety-Sponge® System and the need to expand adoption of the Company’s Safety-Sponge® System; the impact on the Company’s future revenue and cash flows from the ordering patterns of the Company’s exclusive distributor Cardinal Health; the Company’s need for additional financing to support the Company’s business; the Company’s reliance on third-party manufacturers, some of whom are sole-source suppliers, and on the Company’s exclusive distributor; and any inability to successfully protect the Company’s intellectual property portfolio.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.

Forward-looking statements can be affected by many other factors, including, those described in the "Business”, "Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Factors Affecting Future Results” sections of the Company’s Annual Report on Form 10-K for 2012, the Company’s Quarterly Reports on Form 10-Q and in the Company’s other public filings.  These documents are available online through the SEC’s website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and the Company has not assumed any duty to update any forward-looking statements.